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EMAIL ADDRESS                                              CLIENT/MATTER NUMBER
wevers@foleylaw.com                                               059284/0100


                                 April 26, 2001



Mr. Gary Starr, Chief Executive Officer
ZAPWORLD.COM
117 Morris Street
Sebastopol, California 95472

         Re:      Zapworld.com

Dear Mr. Starr:

       This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration pursuant to a Form S-3 Registration Statement as filed with the Securities and Exchange Commission on April 26, 2001.

                                         Sincerely,



                                         FOLEY & LARDNER

                                         By: /s/ William D. Evers, Partner
                                                  William D. Evers, Partner